Exhibit 99.2

Grubhub and Yelp Announce Long-term Partnership to

Connect Consumers with the Best Food Ordering Options

Leader in online food ordering expands marketplace with acquisition of Yelp’s Eat24;

Yelp Platform broadens reach through integration of Grubhub restaurant network

CHICAGO and SAN FRANCISCO, Aug. 3, 2017 / PR Newswire – Grubhub Inc. (NYSE: GRUB), the nation's leading online and mobile food ordering company, and Yelp Inc. (NYSE: YELP), the leader in connecting people with great local businesses, today announced a long-term partnership designed to capitalize on each company’s unique assets and propel online takeout and delivery. As part of the agreement, Grubhub will acquire Yelp’s Eat24 business and Yelp will integrate online ordering from all Grubhub restaurants onto its extensive local goods and services platform.

“Grubhub and Yelp, market leaders in their respective fields, have a shared mission of connecting consumers to local businesses. With such complementary goals and strengths, Jeremy and I are excited to form a partnership that will allow each company to focus on its respective expertise, while working together to expand local e-commerce for diners and restaurants,” said Matt Maloney, Grubhub’s founder and chief executive officer. “Adding Eat24’s large diner base and thousands of restaurants to our platform will accelerate Grubhub’s mission to become the most comprehensive marketplace connecting takeout diners and restaurants. The long-term agreement ensures that Grubhub also has access to Yelp’s enormous user base and clear content leadership to help drive more diners to our restaurants.”

“Bringing Grubhub onto the Yelp Platform through this long-term partnership will be a win for everyone. Consumers get a high-quality end-to-end experience with a wider selection of restaurants and better delivery options. Restaurant partners receive increased online exposure and the opportunity for increased order volume, as well as expanded delivery support. Yelp and Grubhub benefit from greater scale and sharper operating focus,” said Jeremy Stoppelman, Yelp’s co-founder and chief executive officer. “We expect Grubhub’s acquisition of Eat24 to create significant value for our consumers, restaurant partners and stockholders. The Eat24 team deserves credit for the transformational impact they’ve had as part of Yelp, and I’m pleased that we will continue to pursue this huge market opportunity in partnership with Grubhub.”

The acquisition will benefit diners, restaurants, Grubhub and Yelp:

●      Diners: Together, Grubhub and Eat24 will form the largest network of restaurants offering online and mobile food ordering in the United States. Diners will have the ability to discover and order from approximately 75,000 great local restaurants through either Grubhub’s or Yelp’s easy-to-use interface and take advantage of the industry’s lowest diner fees.

●      Restaurants: Connecting Grubhub’s unmatched restaurant network and efficient delivery infrastructure to Yelp’s large purchase-oriented audience will give Grubhub’s restaurant partners access to new potential diners and the opportunity for increased orders.  Extending Eat24’s restaurants to Grubhub’s sizable diner network will help drive new diners and incremental revenue to Eat24 restaurant partners.

●      Grubhub: The combination of Eat24’s much-loved brand and significant reach will enable Grubhub to address more diners and drive more volume in all markets.

●      Yelp: The partnership adds tens of thousands of order-ready restaurants to the Yelp Platform and increases the availability of food delivery via Yelp, which will drive usage and transaction velocity in Yelp’s most highly-trafficked category.

The long-term partnership agreement between Grubhub and Yelp has an initial term of five years, commencing upon the closing of Grubhub’s acquisition of Eat24. Additionally, Grubhub has entered into a definitive agreement to acquire Eat24 for $287.5 million in cash, subject to standard closing conditions, including the expiration of U.S. antitrust waiting periods. Grubhub’s acquisition of Eat24 is expected to be funded through a combination of cash on hand and debt.

Grubhub and Yelp will discuss the partnership and acquisition of Eat24 on their earnings calls today, at 3:30 p.m. Central Time / 1:30 p.m. Pacific Time and 4:30 p.m. Central Time / 2:30 p.m. Pacific Time, respectively. A live webcast of the conference calls will be available at https://investors.grubhub.com and www.yelp-ir.com.

In connection with the acquisition of Eat24, Kirkland & Ells LLP is acting as legal advisor to Grubhub and Orrick Herrington & Sutcliffe LLP is acting as legal advisor to Yelp.

About Grubhub

Grubhub (NYSE: GRUB) is the nation's leading online and mobile takeout food-ordering marketplace with the most comprehensive network of restaurant partners and largest active diner base. Dedicated to moving eating forward and connecting diners with the food they love from their favorite local restaurants, the company's platforms and services strive to elevate food ordering through innovative restaurant technology, easy-to-use platforms and an improved delivery experience. Grubhub is proud to work with more than 55,000 restaurant partners in over 1,200 U.S. cities and London. The Grubhub portfolio of brands includes Grubhub, Seamless, AllMenus and MenuPages.

About Yelp

Yelp Inc. (NYSE: YELP) connects people with great local businesses. Yelp was founded in San Francisco in July 2004. Since then, Yelp has taken root in major metros in more than 30 countries. Approximately 28 million unique devices accessed Yelp via the Yelp app, approximately 83 million unique visitors visited Yelp via desktop computer and approximately 74 million unique visitors visited Yelp via mobile website on a monthly average basis during the second quarter of 2017. By the end of the same quarter, Yelpers had written approximately 135 million rich, local reviews, making Yelp the leading local guide for real word-of-mouth on everything from boutiques and mechanics to restaurants and dentists.

Use of Forward Looking Statements

This press release contains forward-looking statements regarding Grubhub and Yelp management's future expectations, beliefs, intentions, goals, strategies, plans and prospects regarding Grubhub’s acquisition of Eat24 and the long-term partnership between Grubhub and Yelp, as well as the potential impact of the acquisition and partnership on each company’s financial results, business, consumers and restaurant partners, and the expected means of funding the acquisition. Such statements constitute "forward-looking" statements, which are subject to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and assumptions that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, with respect to Grubhub, the matters set forth in the filings that Grubhub makes with the Securities and Exchange Commission from time to time, including those set forth in the section entitled "Risk Factors" in Grubhub’s Annual

Report on Form 10-K filed on Feb. 28, 2017, which is on file with the SEC and are available on the Investor Relations section of Grubhub’s website at http://investors.grubhub.com/ and, with respect to Yelp, the matters set forth in the filings that Yelp makes with the SEC from time to time, including those set forth under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Yelp’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q at http://www.yelp-ir.com or the SEC's website at www.sec.gov. Please also note that forward-looking statements represent management's beliefs and assumptions only as of the date of this press release. Except as required by law, Grubhub and Yelp assume no obligation to publicly update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Press:

Sandra Glading

press@grubhub.com

Shannon Eis

press@yelp.com

Investors:

David Zaragoza

ir@grubhub.com

Ronald Clark

ir@yelp.com